QuickLinks -- Click here to rapidly navigate through this document

Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Quarterly Report of Bruker AXS Inc. (the "Company") on Form 10-Q for the three months ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Martin Haase, as President and Chief Executive Officer of the Company and Laura Francis, as Chief Financial Officer of the Company, each herby certifies pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his or her knowledge:

  (1)
  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

August 11, 2003	/s/ MARTIN HAASE Martin Haase President and Chief Executive Officer
/s/ LAURA FRANCIS Laura Francis Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Bruker AXS Inc. and will be retained by Bruker AXS Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

QuickLinks

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002